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                                                            Exhibit 99(a)(5)(ZZ)


       UBS WARBURG REAL ESTATE              LEHMAN BROTHERS BANK FSB
          INVESTMENTS INC.                1000 WEST STREET, SUITE 200
     1285 AVENUE OF THE AMERICAS           WILMINGTON, DELAWARE 19801
      NEW YORK, NEW YORK 10019




                                            April 8, 2003

Westfield America, Inc.
11601 Wilshire Boulevard
Los Angeles, California 90025-1748
Attention: Mark A. Stefanek

                  Re:  $750,000,000 REVOLVING CREDIT FACILITY

Ladies and Gentlemen:

UBS Warburg Real Estate Investments Inc. and Lehman Brothers Bank FSB or an affiliate thereof (together with their respective successors and/or assigns, "LENDER") hereby issues this commitment (the "COMMITMENT") to make available to Westfield America Limited Partnership ("BORROWER") a revolving line of credit in the aggregate amount of up to $750,000,000 (the "FACILITY") on the terms and subject to the conditions described in this letter and in the term sheets attached hereto as EXHIBIT A and EXHIBIT B (collectively, the "TERM SHEETS"), which Facility will consist of two tranches (collectively, the "TRANCHES") as follows:

                  (a) TRANCHE A LOANS. A revolving term facility in the amount of up to $450,000,000 (the "TRANCHE A FACILITY") to be subject to the terms and conditions outlined in the Term Sheet attached hereto as EXHIBIT A; and

                  (b) TRANCHE B LOANS. A revolving term facility in the amount of up to $300,000,000 (the "TRANCHE B FACILITY") to be subject to the terms and conditions outlined in the Term Sheet attached hereto as EXHIBIT B.

Certain fees payable with respect to the Facility are set forth in that certain letter agreement (the "LETTER AGREEMENT") dated the date hereof between Lender and Westfield America, Inc. ("WESTFIELD").

The Facility will be fully recourse to Borrower and Applicant and will be governed by New York law.

Westfield acknowledges that this Commitment, the Term Sheets and the Letter Agreement do not set forth all of the terms and conditions of the Facility, but are intended as an outline of the major points of understanding between the parties that will be set forth in the final loan documentation, which must be reasonably acceptable to Lender in

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all respects. Westfield further acknowledges that Lender shall have no obligation to provide the Facility unless Lender's due diligence review is completed with satisfactory results, all conditions precedent are satisfied, internal investment committee approval has been obtained and definitive loan documentation has been executed and delivered by Borrower, Westfield, Lender and any other applicable parties. No agreement (oral or otherwise) that may be reached during negotiations shall be binding upon the parties until final loan documentation has been executed by all parties.

The Commitment and the pricings of the various tranches are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Borrower, Westfield and their respective subsidiaries, taken as a whole, (b) the completion by the Lender of, and reasonable satisfaction in all respects with, a due diligence investigation of Borrower, Westfield and any properties or direct or indirect interests in properties that are to secure the Facility, (c) Lender not becoming aware after the date hereof of any information or other matter affecting Borrower, Westfield or the transactions contemplated by the Commitment and the Term Sheets which is inconsistent in a material and adverse manner with any such information or other matter disclosed to Lender prior to the date hereof, (d) the negotiation, execution and delivery on or before July 3, 2003 of definitive documentation with respect to the Facility reasonably satisfactory to Lender and its counsel and (e) the other conditions set forth or referred to in the Commitment, the Term Sheets and the Letter Agreement.

Westfield represents that (i) the proposed finance transaction described herein is not the subject of a commitment from another lender and (ii) no other party has a right of refusal or any other option which could cause the transaction contemplated herein not to be consummated. Borrower represents and warrants to Lender that no broker(s), agent(s) or finder(s) retained or engaged by Borrower, Westfield or any of their affiliates arranged for this Commitment or were otherwise involved in any manner in the financing or any aspect thereof.

Westfield hereby acknowledges and represents that it is working solely with Lender to procure the Facility and agrees not to, and will cause its principals and affiliates to not, obtain or attempt to arrange comparable financing with any party other than Lender during the term of this Commitment.

The Commitment is confidential to Westfield and its affiliates and should not be disclosed in whole or in part to any other person or entity without the prior written consent of Lender, except as may be required by law, court order or any regulatory body.

This Commitment, together with the attachments hereto and the Letter Agreement, contains the entire agreement between Borrower, Westfield and Lender, and any other agreements shall be deemed to have merged herewith. The Commitment is for the benefit only of the parties hereto and their respective affiliates and no third party shall have any interest herein or in any proceeds of the Facility. The Commitment is not assignable by Westfield or Borrower to any other person, entity or corporation without Lender's prior written consent. The terms and provisions of this Commitment cannot be waived or


                                       2
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modified except in writing and signed by both Westfield and Lender. Except as otherwise expressly provided in this Commitment, whenever Lender's judgment or decision is required as to any matter under this Commitment and/or the Term Sheets, such judgment or decision of Lender shall be in Lender's reasonable discretion. Except for the provisions concerning fees and expenses, the terms of this Commitment shall not survive the closing of the Facility. This Commitment may be executed in counterpart, each of which when executed and delivered shall be an original and together shall constitute one and the same instrument. This Commitment shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Each party hereto hereby submits to the exclusive jurisdiction of the courts of the State of New York for any legal action or proceeding resulting from the transaction contemplated herein. This Commitment has been negotiated, issued and accepted in New York City, New York. Each party hereto hereby waives its right to a trial by jury. Please indicate your acceptance of the matters set forth herein by signing in the place provided below.

                         [NO FURTHER TEXT ON THIS PAGE]



                                       3
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We look forward to a timely and efficient transaction. If you have any questions regarding the foregoing or the Term Sheets, please call Ahmed Alali at 212-713-8518, Andrew B. Cohen at 212-713-8485, Paul Hughson at (212) 526-5911 or
Frank Gilhool at (212) 526-6970.

                                 Very truly yours,


                                 UBS WARBURG REAL ESTATE INVESTMENTS INC.


                                 By: /s/ AHMED ALALI
                                    --------------------------------------
                                    Name:  Ahmed Alali
                                    Title: Managing Director


                                 By: /s/ ANDREW COHEN
                                    --------------------------------------
                                    Name:  Andrew Cohen
                                    Title: Director


                                 LEHMAN BROTHERS BANK FSB


                                 By: /s/ PAUL A. HUGHSON
                                    --------------------------------------
                                    Name:  Paul A. Hughson
                                    Title: Authorized Signatory




                                       4
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Agreed to and Acknowledged by:

WESTFIELD AMERICA, INC.


By: /s/ MARK A. STEFANEK
   -----------------------------------------
   Name:  Mark A. Stefanek
   Title: Chief Financial Officer







                                       5
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                                    EXHIBIT A

                          TRANCHE A FACILITY TERM SHEET


FACILITY TYPE/COMMITMENT
  AMOUNT:........................   A $450,000,000 revolving credit facility
                                    (the "Tranche A Facility") secured by (a) a first mortgage lien on each of the Tranche A
                                    Collateral Properties (as defined below), and (b) a full guarantee of payment from the Payment Guarantor.

PURPOSE:.........................   Advances under the Tranche A Facility are to
                                    be used for working capital and general
                                    corporate purposes related to Borrower's ownership of primarily retail properties, all of which are domiciled in the U.S.A., or such other purposes as to which Lender and Borrower reasonably agree.

PAYMENT GUARANTOR:...............   Westfield America, Inc.

TERM.............................   To terminate on the date that is 36 months
                                    following the closing date (the "MATURITY
                                    DATE").

INTEREST RATE:...................   At Borrower's option, (i) the greater of (A)
                                    30-day LIBOR and (B) a rate equal to 1.20% per annum plus, in each case, a margin of 1.15% (the "TRANCHE A MARGIN") or (ii)
                                    Adjusted Base Rate plus the Tranche A
                                    Margin.

ADJUSTED BASE RATE:..............   A rate per annum equal to the higher of the
                                    Prime Rate for such day and the sum of 0.50% plus the Federal Funds Rate.

INTEREST PAYMENT PERIOD:.........   Interest will be payable monthly in arrears.

DEFAULT INTEREST RATES:..........   Interest Rate + 4%.

LETTERS OF CREDIT:...............   Letters of Credit shall be issued in an
                                    amount of at least $100,000 in each case, or such lesser amount as may be agreed to by the issuer. No Letter of shall have an expiration date later than 12 months following the issuance date and in no event later than the Maturity Date of the Tranche
                                    A Facility.

OPTIONAL COMMITMENT
  REDUCTION:.....................   On terms consistent with the applicable
                                    terms and provisions of the credit agreement and other documentation for Borrower's current revolving credit facility with modifications to be agreed upon by Borrower and Lender.

VOLUNTARY PREPAYMENTS:...........   On terms consistent with the applicable
                                    terms and provisions of the credit agreement and other documentation for Borrower's current revolving credit facility with modifications to be agreed upon by Borrower and Lender.

MANDATORY PREPAYMENTS:...........   On terms consistent with the applicable
                                    terms and provisions of the credit agreement and other documentation for Borrower's current revolving credit facility with modifications to be agreed upon by Borrower and Lender.

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TRANCHE A COLLATERAL
  PROPERTIES:....................   "TRANCHE A COLLATERAL PROPERTIES" shall mean
                                    certain real estate assets owned by Borrower or one or more subsidiaries of Borrower to be agreed upon by the parties.

                                    Additional properties may be added as
                                    collateral for the Tranche A Facility upon Borrower's compliance with conditions precedent substantially similar to those under Borrower's current revolving credit facility with modifications to be agreed upon by Borrower and Lender.

                                    Tranche A Collateral Properties may be
                                    released from the pool upon Borrower's
                                    compliance with certain conditions precedent substantially similar to conditions precedent to the release of properties under Borrower's current revolving credit facility with modifications to be agreed upon by Borrower and Lender.

MORTGAGORS:......................   "MORTGAGORS" shall mean the fee or leasehold
                                    owners, as applicable, of the Tranche A
                                    Collateral Properties. Each Mortgagor shall be a single purpose, bankruptcy remote entity, wholly owned, directly or indirectly, by Borrower, duly authorized to do business in the state in which the applicable Property is located.

DOCUMENTATION:...................   Customary for facilities of this type,
                                    including but not limited to:

                                    o  First Mortgages/Deeds of Trust/Deed to
                                       Secure Debt in recordable form for the
                                       Tranche A Collateral Properties;
                                    o  Payment Guarantee(s);
                                    o  UCC Financing Statements;
                                    o  Pledges of Hedging Contracts (it being
                                       understood that Borrower will be required to maintain at all times interest rate protection with respect to not less than 67% of the outstanding balance of the Tranche A Facility; provided, however, that Lender will review Borrower's portfolio-wide hedging strategy and, to the extent such strategy is reasonably acceptable, Lender will accept such strategy for the Tranche A Facility);
                                    o  Assignments of Leases and Rents in
                                       recordable form;
                                    o  Environmental Indemnities;
                                    o  Notes;
                                    o  SNDA's (as requested by Lender); and
                                    o  Opinions of counsel (as requested by
                                       Lender).

GENERAL CONDITIONS PRECEDENT:....   Customary due diligence and conditions
                                    precedent for facilities of this type,
                                    including:

                                    o negotiation and execution of satisfactory closing documentation;
                                    o  accuracy of representations and
                                       warranties;
                                    o  no Events of Default;
                                    o  title policies with tie in endorsements
                                       (to the extent available) and other
                                       endorsements as requested by Lender for
                                       all Tranche A Collateral Properties;

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                                    o  ALTA surveys for all Tranche A Collateral
                                       Properties containing survey
                                       certifications as requested by Lender;
                                    o  copies of all leases, REA's and occupancy
                                       agreements with respect to all Tranche A
                                       Collateral Properties;
                                    o  estoppel certificates from anchor
                                       tenants, major in-line tenants and a
                                       percentage of the remaining in-line
                                       tenants at each Property reasonably
                                       acceptable to Lender;
                                    o  acceptable M.A.I. appraisals for all
                                       Tranche A Collateral Properties;
                                    o  review and approval of all management
                                       agreements for Tranche A Collateral
                                       Properties;
                                    o  delivery of such consents and approvals
                                       as may be necessary and appropriate to
                                       consummation of the transactions
                                       contemplated herein; and
                                    o review and approval of current profit and loss statements for each Tranche A Collateral Property;
                                    o  covenant projections of Borrower and
                                       Guarantor; organizational chart of
                                       Borrower, Guarantor and affiliates;
                                       Absence of any change, occurrence or
                                       development that could in the good faith opinion of Lender, have a material adverse effect on the business, condition (financial or otherwise) of Borrower or Guarantor; and completion of due diligence.

CONDITIONS TO ADVANCES:..........   In addition to other due diligence and
                                    conditions precedent customary for a
                                    facility of this nature, among others:

                                    o  Total outstanding LIBOR-based interest
                                       rate contracts not to exceed five
                                       contracts at any one time with respect to the Facility.
                                    o  Notice period for drawings, three (3)
                                       Euro-Dollar business days for LIBOR
                                       advances and one (1) Domestic business
                                       day for Adjusted Base Rate advances.
                                    o  Incremental Borrowings for each Tranche -
                                       $1 million, or an integral multiple of
                                       $500,000 in excess thereof.
                                    o  Draws under the Tranche A Facility
                                       limited to 3 per month.

REPRESENTATIONS & WARRANTIES:....   Usual representations and warranties for a
                                    facility of this type.

AFFIRMATIVE AND NEGATIVE
  COVENANTS:.....................   Usual Borrower/Guarantor covenants for a
                                    facility of this type including but not
                                    limited to:

                                    o  financial reporting;
                                    o  payment and discharge of obligations
                                       prior to maturity;
                                    o no further indebtedness secured directly or indirectly by Tranche A Collateral Properties or ownership interest therein (other than pledges of equity interests securing the Tranche B Facility);
                                    o  maintenance of properties and insurance;

                                    o  conduct of business;
                                    o  compliance with laws;
                                    o  maintenance of existence;
                                    o  restriction on fundamental changes,
                                       including (i) no merger, (unless in a
                                       merger of Guarantor or Borrower,
                                       Guarantor or Borrower, respectively, is
                                       the surviving entity), (ii) no material
                                       amendments to organizational documents
                                       without consent of Lender, (iii)
                                       Westfield America Trust will continue to own, directly or indirectly, not less than 25% of the beneficial interests in each of Borrower and Guarantor and (iv) Borrower and Guarantor will continue to be controlled directly or indirectly by Westfield America Trust; and
                                    o  notification of Lender of default,
                                       material claim or material adverse
                                       change.

TRANCHE A AVAILABILITY AND
  FINANCIAL COVENANTS:...........   Limitation on Funding. Funds advanced or
                                    outstanding at any time under Tranche A
                                    Facility shall not exceed the lesser of (a)
                                    $450,000,000 and (b) the lesser of (x) 65%
                                    of the capitalized value of the Tranche A
                                    Collateral Properties (which capitalized value with respect to any property currently securing Borrower's current revolving credit facility will be calculated using a capitalization rate of 8.25%, provided that no material adverse change has occurred with respect to such property) and (y) the maximum amount advanced that satisfies an assumed DSCR using a loan constant based upon a 30-year amortization schedule and an interest rate equal to the greater of (i)
                                    2.00% plus the 10 year Treasury rate and
                                    (ii) 6.00%, (the "ASSUMED DSCR") for the
                                    Tranche A Collateral Properties of 1.40 to
                                    1, each as determined by Lender on a
                                    quarterly basis. The capitalization rate to be used for determining the capitalized value of the Tranche A Collateral Properties on an ongoing basis will be the greater of
                                    (A) the weighted average capitalization rate based upon the appraised value of each property and (B) 8.25%; provided, however, that if the capitalization rate determined in this manner is not reasonably acceptable to Lender and Borrower, such parties will cooperate in good faith to determine a capitalization rate that is reasonably acceptable to such parties.

                                    DEBT YIELD: At any time, the ratio of (i) net operating income of the Tranche A Collateral Properties to (ii) an amount equal to the outstanding principal amount under the Tranche A Facility plus the total amount of outstanding Letters of Credit shall not be less than 12%.

TRANCHE A REPORTING
  COVENANTS:.....................   Reporting requirements to be consistent with
                                    the applicable terms and provisions of the credit agreement and other documentation for Borrower's current revolving credit facility with modifications to be agreed upon by Borrower and Lender.

BORROWER & GUARANTOR
  REPORTING COVENANTS:...........   Reporting requirements to be consistent with
                                    the applicable terms and provisions of the credit agreement and other documentation for Borrower's current revolving credit facility with modifications to be agreed upon by Borrower and Lender.

EVENTS OF DEFAULT: ..............   Customary defaults substantially similar to
                                    defaults under Borrower's current revolving credit facility with modifications to be agreed upon by Borrower and Lender.

CHANGES IN CIRCUMSTANCES
  INCREASED COSTS................   Agreement to contain customary provisions
                                    protecting Lender and other Lenders in the event of unavailability of funding, capital adequacy and increased costs.

EXPENSES:........................   Borrower to reimburse Lender for all
                                    reasonable fees and expenses in connection with this transaction, and any subsequent amendments or waivers, including legal fees and expenses.

INDEMNIFICATION:.................   Borrower and Guarantor to indemnify Lender
                                    against all losses, liabilities, claims, damages or expenses relating to the Facility, any violation of environmental law and the exercise of any rights or remedies under the Facility, including attorneys' fees and settlement costs, except if such losses, liabilities, claims, damages or expenses result from Lenders' gross negligence or willful misconduct.

                                    EXHIBIT B

                          TRANCHE B FACILITY TERM SHEET


FACILITY TYPE/COMMITMENT AMOUNT:.   a $300,000,000 revolving credit facility
                                    (the "TRANCHE B FACILITY") secured by (a) if not restricted by the terms of existing property level financing, relevant joint venture agreements or the terms of the existing $245,000,000 unsecured facility provided by Deutsche Bank to Westfield
                                    Growth L.P., a pledge of Borrower's equity interest in any U.S. subsidiary that owns, directly or indirectly, real estate assets, which equity interests must have an aggregate value of the lesser of (i) 200% of the then outstanding principal balance of the Tranche B Facility (the "Required
                                    Pledged Value") and (ii) $500,000 (the
                                    "Capped Pledged Value") and (b) a full
                                    guarantee of payment from the Payment
                                    Guarantor. Subject to Lender's due
                                    diligence, Lender intends to accept pledges of certain equity interests in properties with respect to which one or more of the entities comprising Lender or their affiliates have provided mortgage financings
                                    (considering such properties that are
                                    subject to fixed-rate financings before
                                    considering such properties that are subject to floating-rate financings) in satisfaction of the requirements described in clause (a) above. Notwithstanding anything to the contrary contained in clause (a) above, should the Required Pledged Value at any time exceed the Capped Pledged Value, Borrower will pledge additional equity interests in real estate assets that are subsequently financed pursuant to Additional
                                    Financings (as defined below) to the extent such pledges are not otherwise restricted until the aggregate value of the equity interests pledged as security for the Tranche B Facility have an aggregate value of not less than the Required Pledged Value.
                                    The pledged value of a property will be
                                    equal to (i) the most recent appraised value of a property, subject to no material adverse change having occurred with respect to such property and Lender's reasonable due diligence, less (ii) the outstanding principal amount of debt on such property multiplied by the percentage of equity to be pledged.

PURPOSE:.........................   Advances under the Tranche B Facility may be
                                    used only for working capital and general corporate purposes related to Borrower's ownership of primarily retail properties all of which are domiciled in the U.S.A., or such other purposes as to which Lender and Borrower reasonably agree.

PAYMENT GUARANTOR:...............   Westfield America, Inc.

TERM:............................   To terminate on the date that is 36 months
                                    following the closing date (the "MATURITY
                                    DATE").

INTEREST RATE:...................   At Borrower's option, (i) the greater of (A)
                                    30-day LIBOR and (B) a rate equal to 1.20% per annum plus, in each case, a margin of 2.50% (the "TRANCHE B MARGIN") or
                                    (ii) Adjusted Base Rate plus the Tranche B
                                    Margin.

ADJUSTED BASE RATE:..............   A rate per annum equal to the higher of the
                                    Prime Rate for such day and the sum of 0.50% plus the Federal Funds Rate.

INTEREST PAYMENT PERIOD:.........   Interest will be payable monthly in arrears.

DEFAULT INTEREST RATES:..........   Applicable Interest Rate + 4%.


OPTIONAL COMMITMENT REDUCTION:...   On terms consistent with the applicable
                                    terms and provisions of the credit agreement and other documentation for Borrower's current revolving credit facility with modifications to be agreed upon by Borrower and Lender.

VOLUNTARY PREPAYMENTS:...........   On terms consistent with the applicable
                                    terms and provisions of the credit agreement and other documentation for Borrower's current revolving credit facility with modifications to be agreed upon by Borrower and Lender.

MANDATORY PREPAYMENTS:...........   On terms consistent with the applicable
                                    terms and provisions of the credit agreement and other documentation for Borrower's current revolving credit facility with modifications to be agreed upon by Borrower and Lender.

TRANCHE B COLLATERAL
  PROPERTIES:....................   "TRANCHE B COLLATERAL PROPERTIES" shall mean
                                    collectively the real estate assets in which Borrower owns a direct or indirect ownership interest which interests are pledged as collateral for the Tranche B Facility subject to, among other conditions precedent, Lender's property level and organizational document due diligence and the terms of applicable property level financing and joint venture agreements.

                                    Pledges of interests in additional
                                    properties may be added as collateral for the Tranche B Facility upon Borrower's compliance with certain conditions precedent substantially similar to conditions precedent to the addition of collateral properties under Borrower's current revolving credit facility with modifications to be agreed upon by Borrower and Lender.

                                    Pledges of interests in Tranche B Collateral
                                    Properties may be released subject to the pro rata reduction in the outstanding balance of the Tranche B Facility if required based on the Required Pledged Value and upon Borrower's compliance with certain conditions precedent substantially similar to conditions precedent to the release of pledged interests under Borrower's current revolving credit facility with modifications to be agreed upon by Borrower and Lender.

DOCUMENTATION:...................   Customary for facilities of this type,
                                    including but not limited to:

                                    o  Payment Guarantee(s);

                                    o  Pledge of the Borrower's equity in each
                                       subsidiary that owns, indirectly, real
                                       estate assets (to the extent existing
                                       documentation permits such pledges);
                                    o  UCC Financing Statements;
                                    o Pledges of Hedging Contracts (subordinate to such pledges securing the Tranche A Facility) (it being understood that Borrower will be required to maintain at all times interest rate protection with respect to not less than 67% of the outstanding balance of the Tranche B Facility; provided, however, that Lender will review Borrower's portfolio-wide hedging strategy and, to the extent such strategy is reasonably acceptable, Lender will accept such strategy for the Tranche B Facility);
                                    o  Environmental Indemnities;
                                    o  Notes; and
                                    o  Opinions of counsel (as requested by
                                       Lender).

GENERAL CONDITIONS PRECEDENT:....   Customary due diligence and conditions
                                    precedent for facilities of this type,
                                    including:

                                    o negotiation and execution of satisfactory closing documentation;
                                    o  accuracy of representations and
                                       warranties;
                                    o  no Events of Default;
                                    o  UCC Policies with respect to Pledges of
                                       Equity Interests;
                                    o copies of all leases, REA's and occupancy agreements with respect to all Tranche B Collateral Properties;
                                    o  most recently obtained estoppel
                                       certificates from tenants at each
                                       Property and, to the extent reasonably
                                       requested by Lender, Borrower will
                                       provide Lender with current estoppel
                                       certificates from anchor/major tenants at each Property or a Landlord's estoppel with respect to such tenants;
                                    o most recently obtained M.A.I. appraisals for all Tranche B Collateral Properties (provided that Borrower will cooperate with Lender to the extent updated appraisals are needed by Lender);
                                    o  review and approval of all management
                                       agreements for Tranche B Collateral
                                       Properties;
                                    o  delivery of such consents and approvals
                                       as may be necessary and appropriate to
                                       consummation of the transactions
                                       contemplated herein;
                                    o review and approval of current profit and loss statements for each Tranche B Collateral Property;
                                    o  covenant projections of Borrower and
                                       Guarantor;
                                    o  organizational chart of Borrower,
                                       Guarantor and affiliates;
                                    o  Absence of any change, occurrence or
                                       development that could in the good faith opinion of Lender, have a material adverse effect on the business, condition (financial or otherwise) of Borrower or Guarantor; and
                                    o  completion of due diligence.

CONDITIONS TO ADVANCES:..........   In addition to other due diligence and
                                    conditions precedent

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                                    customary for a facility of this nature. See
                                    Tranche A Facility Term Sheet.

REPRESENTATIONS & WARRANTIES:....   Usual representations and warranties for a
                                    facility of this type.

AFFIRMATIVE AND NEGATIVE
  COVENANTS:.....................   Usual Borrower/Guarantor covenants for a
                                    facility of this type. See Tranche A
                                    Facility Term Sheet.

GENERAL FINANCIAL COVENANTS OF
  CONSOLIDATED ENTITIES:.........   Financial covenants with respect to the
                                    Borrower, Guarantor and their consolidated subsidiaries to be consistent with the Westfield America covenants contained in the existing $245,000,000 unsecured facility provided by Deutsche Bank Trust Company
                                    Americas to Borrower and certain affiliates of Borrower.

APPRAISAL RIGHTS ................   Following the closing date, Borrower will
                                    furnish to Lender an updated M.A.I.
                                    appraisal for each Tranche B Collateral
                                    Property upon request by Lender but on not more than one occasion for each Tranche B
                                    Collateral Property throughout the term of the Tranche B Facility. If there is an event of default, Lender shall have the right to call for an appraisal on one or more Tranche
                                    B Collateral Properties, no more than once a year. All appraisals are to be at the Borrower's cost, except that Lender can call for an appraisal more regularly than this provision requires at Lender's expense.

BORROWER & GUARANTOR
  REPORTING COVENANTS ...........   See Tranche A Facility Term Sheet.

EVENTS OF DEFAULT:...............   Customary defaults substantially similar to
                                    defaults under Borrower's current revolving credit facility with modifications to be agreed upon by Borrower and Lender.

CHANGES IN CIRCUMSTANCES/
  INCREASED COSTS:...............   See Tranche A Facility Term Sheet.

EXPENSES:........................   See Tranche A Facility Term Sheet.

INDEMNIFICATION:.................   See Tranche A Facility Term Sheet.